Exhibit 10.20

                 RESTATED AMENDMENT NO. 1 TO INDENTURE OF LEASE


     THIS RESTATED AMENDMENT NO. 1 TO INDENTURE OF LEASE (this "Amendment") is made and entered into as of the 13th day of July, 2007 (the "Effective Date") between Landlord and Tenant named below:

     LANDLORD:      WE 190 Century Drive LLC (as successor in interest to
                    Century Drive L.L.C.)
                    c/o Winstanley Enterprises LLC
                    150 Baker Avenue Extension, Suite 303
                    Concord, MA  01742

     TENANT:        Startech Environmental Corporation
                    88 Danbury Road, Suite 2A
                    Wilton, CT  06897
                    Attn:  Mr. Peter Scanlon

     BUILDING:      190 Century Drive
                    Bristol, Connecticut

     WHEREAS, Landlord and Tenant executed an indenture of lease dated June 15, 2005 (the "Lease"), whereby Tenant leased approximately 10,800 rentable square feet of space of the Building, which was remeasured and determined to actually be 10,830 rentable square feet (the "Initial Premises"); and

     WHEREAS, Tenant desires to lease an additional area of approximately 5,461 rentable square feet of space in the Building; and

     WHEREAS, Landlord and Tenant wish to execute an amendment of the Lease stating, among other things, the rentable square feet leased to Tenant, the Annual Base Rent and the monthly rent installment payable under the Lease.

     WHEREAS, Landlord and Tenant previously executed and delivered Amendment No. 1 to Indenture of Lease (the "Original Amendment"), which amendment contained the incorrect rentable square footage, pro rata share, and rent amount.

     WHEREAS, Landlord and Tenant wish to amended and restate the Original Amendment in its entirety;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

     2. All references to Landlord in the Lease shall hereinafter be to WE 190 Century Drive LLC, and all rent shall be payable to the Landlord at the address written above.

     3. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord additional space of the Building consisting of approximately 5,461 rentable square feet of floor area and located as shown on the floor plan attached hereto as Exhibit A (the "Expansion Premises"). From and after the date hereof the definition of "Demised Premises" as defined in the Lease shall be deemed to include the Initial Premises and the Expansion Premises and shall consist, in the aggregate, of 16,291 rentable square feet.

     4. Exhibit "A" to the Lease is hereby replaced with the Amendment No. 2 Replacement Exhibit A attached hereto. All references to the term Demised Premises in the Lease shall be deemed to mean the premises described on Amendment No. 2 Replacement Exhibit A.

     5. Following execution and delivery of this Amendment, the Term of the Lease shall be extended to, and end on, June 15, 2009.

     6. Prior to July 1, 2007 (the "Expansion Premises Rent Commencement Date"), Tenant shall continue to pay rent at the time, in the manner and in amounts set forth in the Lease. From and after Expansion Premises Rent Commencement Date, rent shall be payable at the time and in the manner set forth in the Lease, but the amounts set forth in Section 6 shall be modified as follows: From and after the Expansion Premises Rent Commencement Date until the end of the term annual minimum rent shall be $97,746.00 and the monthly installment of such amount shall be $8,145.50.

     7. Any and all references to the Tenant's pro rata share and to "forty four and forty-four hundredths" contained in the Lease, including, without limitation, in Sections 7 and 9, is increased to 66.99%.

     8. Notwithstanding anything contained in the Lease to the contrary, from and after the Expansion Premises Rent Commencement Date. Tenant shall be responsible for its own cleaning and removal of rubbish, and Landlord shall no longer be obligated to provide such services.

     9. From and after June 15, 2007, Tenant shall have use and occupancy of the Expansion Premises.

     10. Tenant represents that Tenant is thoroughly acquainted with the condition of the Building, the Initial Premises and the Expansion Premises, and takes the Expansion Premises "as is." The taking of possession of the Expansion Premises by Tenant shall be conclusive evidence that the Expansion Premises was in good and satisfactory condition at the time possession was taken by Tenant.

     11. Landlord and Tenant represent that in negotiation of this Amendment, they dealt only with Cushman & Wakefield of Connecticut as the real estate broker (the "Broker"). Landlord shall be responsible for brokerage commissions due to Broker under a separate agreement. Tenant hereby agrees to indemnify Landlord and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation including, without limitation, court costs and attorneys fees.

     12. Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment No. 1 to Indenture of Lease and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys' fees), damages, or claim arising from any lack of such authority.

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

     13. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

     14. This Amendment amends and restates in its entirety the Original Amendment.


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

     IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 2 to Indenture of Lease as of the day and year first above written.


                                             LANDLORD:

                                             WE 190 CENTURY DRIVE LLC


                                             By: Winstanley Real Estate Income
                                                 Fund, LLC,
                                                 Its Manager

                                             By: Winstanley Fund, LLC,
                                                 Its Managing Member

                                             By: Winstanley Enterprises LLC,
                                                 Its Manger

                                             By: /s/ Adam D. Winstanley
                                                 --------------------------
                                                 Adam D. Winstanley
                                                 A Manager


                                             TENANT:

                                             STARTECH ENVIRONMENTAL CORPORATION


                                             By: /s/ Peter J. Scanlon
                                                 ------------------------
                                             Name:
                                             Its: CFO


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

                      AMENDMENT NO. 1 REPLACEMENT EXHIBIT A
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